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                                                                   EXHIBIT 10.40



                               FIRST AMENDMENT TO
                           EXCLUSIVE OUTPUT AGREEMENT

This Amendment is made and entered into this ___ day of April, 2001, by and between BAM! Entertainment, Inc. ("Bay") and Franchise Films, Inc. ("Franchise"). Bay and Franchise are collectively referred to as the "Parties."

                                           RECITALS

    A. The Parties have entered into the Exclusive Output Agreement dated April 7, 2000 (the "Original Agreement").

    B. The Parties now desire to amend the Agreement.

    C. The Original Agreement refers to Bay as Bay Multimedia, Inc., and the First Amendment refers to Bay as Bay Area Multimedia, Inc. The correct name of Bay is BAM! Entertainment, Inc.

    NOW, THEREFORE, the Parties agree as follows:

    1. Capitalized Terms. Capitalized terms not defined herein shall have the meanings set forth in the Original Agreement.

    2. Effect of Amendment. The Agreement will remain in full force and effect except to the extent expressly modified by this Amendment.

    3. Bay Common Stock. Section 4.a. of the Agreement is deleted and amended in its entirety as follows:

        "4.    EQUITY INTEREST.

               a. Bay Common Stock. Franchise shall be entitled to receive an aggregate total of One Hundred Forty Six Thousand Two Hundred Fifty (146,250) post-split shares of Bay Common Stock (the "Equity Interest"). (On May 11, 2000, the Articles of Incorporation of Bay were amended and restated, authorizing 5,000,000 shares of Common Stock and 976,220 shares of Series A Preferred Stock. Each outstanding share of Common Stock was combined and reconstituted into .195 shares of Common Stock.) These shares shall accrue and be payable to Franchise in ten (10) equal installments (each installment representing one-tenth (1/10) of the Equity Interest) within ten (10) business days from initial United States theatrical release of each of the first ten (10) Included Pictures.

    4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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    The Parties have executed this Amendment as of the date set forth above.


                                        Bay:

                                        BAM! Entertainment, Inc.
                                        333 West Santa Clara Blvd., Suite 960
                                        San Jose, CA  95118

                                        By:    /s/ Raymond C. Musci
                                               ---------------------------------
                                               Raymond C. Musci, President



                                        Franchise:

                                        Franchise Films, Inc.
                                        8591 Wonderland Avenue
                                        Los Angeles, CA  90046

                                        By:    /s/ Elie Samaha
                                               ---------------------------------

                                        Title: Chairman
                                               ---------------------------------